Metris Receivables, Inc.                                      Metris Master Trust                                 Monthly Report
Securityholder's Statement                                       Series 2000-1                                          Dec-2000

Section 5.2                                                                  Class A               Class B         Excess Collateral
(i)  Security Amount                                                      447,514,000.00         67,956,000.00       147,513,425.00
(ii) Security Principal Distributed                                                 0.00                  0.00                 0.00
(iii) Security Interest Distributed                                         2,865,907.63            458,865.81           626,569.82
(iv) Principal Collections                                                 20,702,927.10          3,143,785.70         6,824,277.42
(v)  Finance Charge Collections                                             9,615,519.23          1,460,138.05         3,169,550.39
       Recoveries                                                             779,519.28            118,371.74           256,951.87
       Principal Funding Account Investment Earnings                                0.00                  0.00                 0.00
       Accumulation Period Reserve Account Investment Earnings                      0.00                  0.00                 0.00
           Total Finance Charge Collections                                10,395,038.51          1,578,509.79         3,426,502.26
                     Total Collections                                     31,097,965.61          4,722,295.49        10,250,779.68
(vi) Aggregate Amount of Principal Receivables                                        --                    --                   --
       Invested Amount (End of Mth)                                       447,514,000.00         67,956,000.00       147,513,425.00
       Floating Allocation Percentage                                          6.8899042%            1.0462473%           2.2711096%
       Fixed/Floating Allocation Percentage                                    6.8899042%            1.0462473%           2.2711096%
       Invested Amount (Beg. of Mth)                                      447,514,000.00         67,956,000.00       147,513,425.00
       Average Daily Invested Amount                                                  --                    --                   --
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --                    --                   --
        Current                                                                       --                    --                84.35%
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                    --                    --                 7.12%
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                   --                    --                 2.52%
        90 Days and Over (60+ Days Contractually Delinquent)                          --                    --                 6.01%
                  Total Receivables                                                   --                    --               100.00%
(viii) Aggregate Investor Default Amount                                              --                    --                   --
         As a % of Average Daily Invested Amount

         (Annualized based on 366 days/year)                                          --                    --                   --
(ix) Charge-Offs                                                                    0.00                  0.00                 0.00
(x)  Servicing Fee                                                                    --                    --                   --
(xi) Unreimbursed Redirected Principal Collections                                    --                    --                   --
(xii) Excess Funding Account Balance                                                  --                    --                   --
(xiii) New Accounts Added                                                             --                    --                   --
(xiv) Average Gross Portfolio Yield                                                   --                    --                   --
         Average Net Portfolio Yield                                                  --                    --                   --
(xv) Minimum Base Rate                                                                --                    --                   --
        Excess Spread                                                                 --                    --                   --
(xvi) Principal Funding Account Balance                                               --                    --                   --
(xvii) Accumulation Shortfall                                                         --                    --                   --
(xviii) Scheduled date for the commencement                                           --                    --                   --
           of the Accumulation Period

        Accumulation Period Length                                                    --                    --                   --
(xix) Principal Funding Account Investment Proceeds Deposit                           --                    --                   --
        Required Reserve Account Amount                                               --                    --                   --
        Available Reserve Account Amount                                              --                    --                   --
        Covered Amount                                                                --                    --                   --
(xx)  Aggregrate Interest Rate Caps Notional Amount                                   --                    --                   --
        Deposit to the Caps Proceeds Account                                          --                    --                   --


Section 5.2                                                                Total
(i)  Security Amount                                                      662,983,425.00
(ii) Security Principal Distributed                                                 0.00
(iii) Security Interest Distributed                                         3,951,343.26
(iv) Principal Collections                                                 30,670,990.22
(v)  Finance Charge Collections                                            14,245,207.66
       Recoveries                                                           1,154,842.90
       Principal Funding Account Investment Earnings                                0.00
       Accumulation Period Reserve Account Investment Earnings                      0.00
           Total Finance Charge Collections                                15,400,050.56
                     Total Collections                                     46,071,040.78
(vi) Aggregate Amount of Principal Receivables                          6,495,213,723.36
       Invested Amount (End of Mth)                                       662,983,425.00
       Floating Allocation Percentage                                         10.2072611%
       Fixed/Floating Allocation Percentage                                   10.2072611%
       Invested Amount (Beg. of Mth)                                      662,983,425.00
       Average Daily Invested Amount                                      662,983,425.00
(vii) Receivable Delinquencies (as a % of Total Receivables)                          --
        Current                                                         5,783,206,632.51
        30 Days to 59 Days (1 to 29 Days Contractually Delinquent)        488,046,806.66
        60 Days to 89 Days (30 to 59 Days Contractually Delinquent)       172,491,561.04
        90 Days and Over (60+ Days Contractually Delinquent)              412,177,543.65
                  Total Receivables                                     6,855,922,543.86
(viii) Aggregate Investor Default Amount                                    6,374,530.29
         As a % of Average Daily Invested Amount

         (Annualized based on 366 days/year)                                       11.35%
(ix) Charge-Offs                                                                    0.00
(x)  Servicing Fee                                                          1,123,086.68
(xi) Unreimbursed Redirected Principal Collections                                  0.00
(xii) Excess Funding Account Balance                                                0.00
(xiii) New Accounts Added                                                         52,675
(xiv) Average Gross Portfolio Yield                                                27.42%
         Average Net Portfolio Yield                                               16.07%
(xv) Minimum Base Rate                                                              9.18%
        Excess Spread                                                               6.89%
(xvi) Principal Funding Account Balance                                             0.00
(xvii) Accumulation Shortfall                                                       0.00
(xviii) Scheduled date for the commencement
           of the Accumulation Period                                       January 2004
        Accumulation Period Length                                                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit                         0.00
        Required Reserve Account Amount                                             0.00
        Available Reserve Account Amount                                            0.00
        Covered Amount                                                              0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount                       600,000,000.00
        Deposit to the Caps Proceeds Account                                        0.00